PRICING SUPPLEMENT NO. 33                                      Rule 424 (b)(3)
DATED: September 19, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:          Floating Rate Notes          Book Entry Notes
$32,000,000                [x]                          [x]

Original Issue Date:       Fixed Rate Notes             Certificated Notes
September 19, 1997         [_]                          [_]

Maturity Date:
September 18, 1998

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:


                                           Optional          Optional
                       Redemption          Repayment         Repayment
Redeemable On          Price(s)            Date(s)           Price(s)
-------------          -----------         ----------        ----------

N/A                    N/A                 N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[_]         Commercial Paper Rate       Minimum Interest Rate: N/A

[_]         Federal Funds Rate          Interest Reset Date(s): *

[_]         Treasury Rate               Interest Reset Period: Monthly

[_]         LIBOR Reuters               Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                  Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: 5.62625%

Index Maturity:  One Month

Spread (plus or minus): -0.03%
---------------------------------

*        10/20/97, 11/18/97, 12/18/97, 1/20/98, 2/18/98, 3/18/98,
         4/20/98, 5/18/98, 6/18/98, 7/20/98 and 8/18/98.

**       10/20/97, 11/18/97, 12/18/97, 1/20/98, 2/18/98, 3/18/98, 4/20/98,
         5/18/98, 6/18/98, 7/20/98, 8/18/98 and 9/19/98.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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